                                  SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                       SCHEDULE 14A INFORMATION STATEMENT

           Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934 (Amendment No. )

     Filed by the Registrant |X|

     Filed by a Party other than the Registrant |_|

Check the appropriate box:

     |_| Preliminary Proxy Statement        |_| Confidential, For Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))
     |X| Definitive Proxy Statement
     |_| Definitive Additional Materials
     |_| Soliciting Material Under Rule 14a-12

                                   CURIS, INC.
         --------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

         --------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

|X|  No Fee Required.

|_|  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

|_|  Fee paid previously with preliminary materials.

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1)  Amount previously paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                                  CURIS, INC.

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                           TO BE HELD JUNE 12, 2002

   NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Curis, Inc., a Delaware corporation (the "Company"), will be held on June 12, 2002 at 10:00 a.m. at the offices of Hale and Dorr LLP, 60 State Street, Boston, Massachusetts 02109 (the "Meeting") for the purpose of considering and voting upon the following matters:

    1. To elect three Class III directors for the ensuing three years;

    2. To ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent public accountants for the current fiscal year; and

    3. To transact such other business as may properly come before the Meeting or any adjournment thereof.

   The Board of Directors has no knowledge of any other business to be transacted at the Meeting.

   The Board of Directors has fixed the close of business on April 19, 2002 as the record date for the determination of stockholders entitled to notice of and to vote at the Meeting and at any adjournments thereof.

   A copy of the Company's Annual Report on Form 10-K for the year ended December 31, 2001 which contains consolidated financial statements and other information of interest to stockholders, accompanies this Notice and the enclosed Proxy Statement.

                                          By Order of the Board of Directors,

                                          George A. Eldridge, Secretary

May 10, 2002

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE PROMPTLY COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT BY MAIL IN THE ACCOMPANYING ENVELOPE. NO POSTAGE NEED BE AFFIXED IF THE PROXY CARD IS MAILED IN THE UNITED STATES.

                                  CURIS, INC.

                               61 Moulton Street
                        Cambridge, Massachusetts 02138

                                PROXY STATEMENT

                    For the Annual Meeting of Stockholders

                          To Be Held on June 12, 2002

   This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Curis, Inc., a Delaware corporation (the "Company"), of proxies for use at the Annual Meeting of Stockholders to be held on June 12, 2002 at 10:00 a.m. (Boston time) at the offices of Hale and Dorr LLP, 60 State Street, Boston, Massachusetts 02109 and at any adjournments thereof (the "Meeting"). Except where the context otherwise requires, references to the Company in this Proxy Statement will mean the Company and any of its subsidiaries.

   Proxies will be voted in accordance with the instructions of the stockholders. If no choice is specified, proxies will be voted in favor of the matters set forth in the accompanying Notice of Meeting. A proxy may be revoked by a stockholder at any time before its exercise by delivery of a written revocation to the Secretary of the Company. Attendance at the Meeting will not itself be deemed to revoke a proxy unless the stockholder gives affirmative notice at the Meeting that the stockholder intends to revoke the proxy and vote in person.

   On April 19, 2002, the record date for determination of stockholders entitled to vote at the Meeting, an aggregate of 32,329,228 shares of common stock of the Company, $0.01 par value per share (the "Common Stock"), were outstanding and entitled to vote. As a stockholder, you are entitled to one vote at the Meeting for each share of Common Stock registered in your name at the close of business on the record date. The proxy card states the number of shares you are entitled to vote at the Meeting.

   The Notice of Meeting, this Proxy Statement, the enclosed proxy card and the Company's Annual Report on Form 10-K for the year ended December 31, 2001 are first being mailed or provided to stockholders on or about May 10, 2002. The Company will, upon written request of any stockholder and payment of an appropriate processing fee, furnish copies of the exhibits to its Annual Report on Form 10-K. Please address all such requests to Curis, Inc., 61 Moulton Street, Cambridge, Massachusetts 02138, Attention: Secretary.

Security Ownership of Certain Beneficial Owners and Management

   The following table sets forth certain information, as of March 31, 2002, with respect to the beneficial ownership of shares of Common Stock by (i) each person known to the Company to beneficially own more than 5% of the outstanding shares of Common Stock, (ii) each of the Company's directors and nominees for director, (iii) each of the Chief Executive Officer and the three other most highly compensated executive officers who were serving as executive officers on December 31, 2001, (iv) one additional person who would have been included among the most highly compensated executive officers if he were serving as such on December 31, 2001 (clauses (iii) and (iv), the "Named Executive Officers") and (v) all executive officers, directors and nominees for director as a group.

                                               Amount and Nature of Beneficial
                                                        Ownership(1)
                                              --------------------------------
 Name and Address of Beneficial Owner         Number of Shares Percent of Class
 ------------------------------------         ---------------- ----------------
 5% Stockholder:
 Vulcan Ventures Inc.(2) 505 Union
   Station 505 Fifth Avenue South, Suite
   900 Seattle, WA 98104.....................    2,318,663           7.2%

 Directors and Nominees:
 Susan B. Bayh(3)............................       18,500             *
 Martyn D. Greenacre(4)......................       32,500             *
 Ruth B. Kunath(4)...........................       27,756             *
 James R. McNab, Jr.(5)......................      647,941           2.0%
 Douglas A. Melton(6)........................      223,943             *
 Doros Platika(7)............................      278,666             *
 Daniel R. Passeri(4)........................      106,249             *
 James R. Tobin(4)...........................       57,500             *

 Other Named Executive Officers:
 Lee L. Rubin(8).............................      268,278             *
 George A. Eldridge(9).......................      175,157             *
 Andrew C.G. Uprichard, M.D., F.R.C.P.(4)(10)      150,000             *
 All executive officers and directors as a
   group (11 persons)(11)....................    1,986,490           6.1%

--------
*   Less than 1%
(1) Shares of Common Stock subject to options that are exercisable as of March 31, 2002 or exercisable within 60 days of such date are deemed outstanding for purposes of computing the beneficial ownership of such person, but are not deemed outstanding for purposes of computing beneficial ownership of any other person.
(2) Voting control of Vulcan Ventures Inc. is held by Paul Allen.
(3) Includes 17,500 shares subject to stock options exercisable within the 60-day period following March 31, 2002.
(4) Consists solely of shares subject to options exercisable within the 60-day period following March 31, 2002.
(5) Consists of 455,443 shares held directly by Mr. McNab, 109,788 shares held by the McNab Family LLC, and 82,710 shares subject to options exercisable within the 60-day period following March 31, 2002.

(6) Includes 132,921 shares subject to stock options exercisable within the 60-day period following March 31, 2002.
(7) Includes 278,054 shares subject to stock options exercisable within the 60-day period following March 31, 2002.
(8) Includes 258,464 shares subject to stock options exercisable within the 60-day period following March 31, 2002.
(9) Includes 156,248 shares subject to stock options exercisable within the 60-day period following March 31, 2002.
(10) Dr. Uprichard departed the Company as Chief Operating Officer effective February 14, 2002.
(11) Includes 1,299,902 shares subject to options exercisable within the 60-day period following March 31, 2002.

Section 16(a) Beneficial Ownership Reporting Compliance

   Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's directors, executive officers and holders of more than 10% of the Common Stock (the "Reporting Persons") to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Based solely on its review of copies of reports filed by the Reporting Persons furnished to the Company, the Company believes that during the fiscal year ended December 31, 2001, the Reporting Persons complied with all Section 16(a) filing requirements.

Votes Required

   The holders of a majority of the shares of Common Stock issued and outstanding and entitled to vote at the Meeting will constitute a quorum for the transaction of business at the Meeting. Shares of Common Stock present in person or represented by proxy (including shares which abstain or do not vote with respect to one or more of the matters presented for stockholder approval) will be counted for the purpose of determining whether a quorum exists at the Meeting.

   The affirmative vote of the holders of a plurality of the votes cast by the stockholders entitled to vote at the Meeting is required for the election of directors. The affirmative vote of the holders of a majority of the shares of Common Stock present or represented by proxy and voting on the matter is required to ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent public accountants for the current fiscal year.

   Shares which abstain from voting as to a particular matter, and shares held in "street name" by brokers or nominees who indicate on their proxies that they do not have discretionary authority to vote such shares as to a particular matter, will not be counted as votes in favor of such matter, and will also not be counted as votes cast or shares voting on such matter. Accordingly, abstentions and "broker non-votes" will have no effect on the voting on the matters to be voted on at the Meeting, each of which requires the affirmative vote of either a plurality of the votes cast or a majority shares present in person or represented by proxy and voting on the matter.

Householding of Annual Meeting Materials

   Some banks, brokers and other nominee record holders may be participating in the practice of "householding" proxy statements and annual reports. This means that only one copy of the Company's proxy statement or annual report may have been sent to multiple stockholders in your household. The Company will promptly deliver a separate copy of either document if you write or call the Company at the following address or telephone number:
Curis, Inc., 61 Moulton Street, Cambridge, Massachusetts 02138, Attention:
Secretary, (617) 503-6500. If you want to separate copies of the proxy statement and annual report in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker or other nominee record holder, or you may contact the Company at the above address or telephone number.

                       PROPOSAL 1--ELECTION OF DIRECTORS

Directors and Nominees for Director

   The Company has a classified Board of Directors currently consisting of three Class I directors (Doros Platika, James R. McNab and James R. Tobin), two Class II directors (Douglas A. Melton and Daniel R. Passeri) and three Class III directors (Susan B. Bayh, Martyn D. Greenacre and Ruth B. Kunath) (the "Board"). The Class I, Class II and Class III directors will serve until the annual meetings of stockholders to be held in 2003, 2004 and 2002, respectively, and until their respective successors are elected and qualified. At each annual meeting of stockholders, directors are elected for full three-year terms to succeed those directors whose terms are expiring. Dr. Platika intends to resign as a Class I director effective May 2002. Dr. Rosenblatt resigned as a Class II director effective March 2002.

   Unless the proxy is marked otherwise, the persons named in the enclosed proxy will vote to elect, as Class III directors, Susan B. Bayh, Martyn D. Greenacre and Ruth B. Kunath to serve for the ensuing three-year term.

   Each Class III director will be elected to hold office until the 2005 Annual Meeting of Stockholders and until his or her successor is elected and qualified. Each nominee has indicated his or her willingness to serve, if elected; however, if any nominee should be unable to serve, the person acting under the proxy may vote the proxy for a substitute nominee. The Board has no reason to believe that any nominee will be unable to serve if elected.

   For each member of the Board whose term of office as a director continues after the Meeting, including those who are nominees for election as Class III directors, there follows information given by each concerning his or her principal occupation and business experience for at least the past five years, the names of other publicly held companies for which he or she serves as a director, and his or her age and length of service as a director of the Company. There are no familial relationships among any of the directors, nominees for director and executive officers of the Company.

   Nominees For Terms Expiring in 2005 (Class III Directors)

   Susan B. Bayh, age 42, has served on the Board since October 2000. From 1994 through January 2001, Ms. Bayh served as the Commissioner of the International Commission between the United States and Canada, overseeing compliance with environmental and water level treaties for the U.S.-Canadian border. Since 1994, Ms. Bayh has also served as Distinguished Visiting Professor at the College of Business Administration at Butler University. From 1989 to 1994, Ms. Bayh served as an attorney in the Pharmaceutical Division of Eli Lilly and Company. Ms. Bayh has served as a director of Corvas International, Inc. and Cubist Pharmaceuticals, Inc., each biotechnology companies, since June 2000, and as a director of Emmis Communications, Inc., a telecommunications company, since June 1994. Ms. Bayh is a graduate of the University of Southern California Law Center, with a J.D., and of the University of California at Berkeley, with a B.A.

   Martyn D. Greenacre, age 60, has served on the Board since February 2000. From June 1993 to July 2000, Mr. Greenacre was a member of the board of directors of Creative BioMolecules, Inc. From June 1997 to June 2001, Mr. Greenacre was Chief Executive Officer of Delsys Pharmaceutical Corporation, a drug formulation company. From 1993 to 1997, Mr. Greenacre was President and Chief Executive Officer of Zynaxis, Inc., a biopharmaceutical company. From 1973 through 1992, Mr. Greenacre was with SmithKline Beecham where he held several senior management positions, most recently Chairman of European Operations. He has served on the boards of directors of Cephalon, a biotechnology company, since 1992, GENSET, S.A., a genomics company, since March 1993, and Acusphere, Inc., a specialty pharmaceutical company, since June 2001. Mr. Greenacre is a graduate of Harvard Business School, with an M.B.A., and of Harvard College, with a B.A.

   Ruth B. Kunath, age 50, has served on the Board since February 2000. Ms. Kunath was a member of the board of directors of Ontogeny, Inc. from December 1998 to July 2000. Since 1992, Ms. Kunath has been biotechnology portfolio manager for Vulcan Ventures, Incorporated, a venture capital firm founded by Paul G. Allen. Prior to her employment at Vulcan Ventures, Ms. Kunath spent nine years managing Seattle Capital Management Equity assets and eight years as the Senior Portfolio Manager for the healthcare sector of Bank of America Capital Management. Ms. Kunath has served as a director of Vaxgen, Inc., a biotechnology company, since June 1999, and Dendreon Corporation, a biotechnology company, since December 1999. Ms. Kunath graduated from DePauw University, with a B.A.

   Directors Whose Terms Expire in 2003 (Class I Directors)

   Doros Platika, M.D., age 49, has served as Chairman of the Board since September 2001 and as a member of the Board since February 2000. Since February 2000, Dr. Platika served as President and Chief Executive Officer of the Company. From July 1996 to July 2000, Dr. Platika served as President and Chief Executive Officer and member of the board of directors of Ontogeny, Inc. From June 1993 to June 1996, Dr. Platika was employed by Progenitor, Inc., a biotechnology company, most recently as Executive Vice President responsible for research and development. Dr. Platika completed residencies in medicine and neurology at Massachusetts General Hospital, where he became Chief Resident. Dr. Platika did post-doctoral study at the Whitehead Institute, Massachusetts Institute of Technology and Massachusetts General Hospital in association with Harvard Medical School. Dr. Platika served on the faculties of Harvard Medical School from 1983 to 1991 and Albert Einstein College of Medicine from 1991 to 1995, where he was the head of gene therapy. Dr. Platika completed his M.D. at the State University of New York at Stony Brook School of Medicine and received his B.A. from Reed College.

   James R. McNab, Jr., age 58, has served on the Board since February 2000. Mr. McNab is a co-founder and served as the chairman of the board of directors of Reprogenesis, Inc. from July 1996 to July 2000. In addition, Mr. McNab is a co-founder of several additional companies, including Parker Medical Associates, a manufacturer and worldwide supplier of orthopaedic and sports-related products which was sold to Smith and Nephew, Inc. in 1995, Sontra Medical, Inc., a drug delivery company, and eNOS Pharmaceuticals, Inc., a drug discovery company working in the field of stroke therapy. Mr. McNab is chairman and chief executive officer of Sontra Medical and eNOS. Mr. McNab is a graduate of the University of North Carolina, with an M.B.A., and of Davidson College, with a B.A. in Economics.

   James R. Tobin, age 57, has served on the Board since February 2000. Mr. Tobin was a member of the board of directors of Creative BioMolecules, Inc. from January 1995 to July 2000. Since 1999, Mr. Tobin has served as Chief Executive Officer and President of Boston Scientific Corporation, a pharmaceutical company. Mr. Tobin served as President and Chief Executive Officer of Biogen, Inc., a biotechnology company, from February 1997 to December 1998 and President and Chief Operating Officer of Biogen from February 1994 to February 1997. Prior to joining Biogen, Mr. Tobin was with Baxter International Inc., a health care products company, where he served as President and Chief Operating Officer from 1992 to 1994, as Executive Vice President from 1988 to 1992 and in various management positions prior to 1988. He also serves as a director of Boston Scientific Corporation and Applera Corporation, a research tools supplier to the biotechnology industry. Mr. Tobin is a graduate of Harvard Business School, with an M.B.A., and of Harvard College, with a B.A.

   Directors Whose Terms Expire in 2004 (Class II Directors)

   Douglas A. Melton, Ph.D., age 48, has served on the Board since February 2000. Dr. Melton was the scientific founder of Ontogeny, Inc. and was a member of the board of directors of Ontogeny from August 1994 to July 2000. Since
1988, Dr. Melton has served as a Professor of Molecular and Cellular Biology at Harvard University. Dr. Melton is the Thomas Dudley Cabot Professor of Natural Sciences at Harvard University and an Investigator of the Howard Hughes Medical Institute. Dr. Melton's work has focused on vertebrate embryogenesis and the molecular biology of embryonic induction. He holds an appointment as biologist at the Massachusetts General Hospital. Dr. Melton's Ph.D. work was carried out at Trinity College at Cambridge University and the Medical Research Council Laboratory of Molecular Biology in Cambridge, England. Dr. Melton is a graduate of University of Illinois, with a B.S., and of Cambridge University, with a B.S.

   Daniel R. Passeri, age 41, has served as President and Chief Executive Officer and on the Board of the Company since September 2001. From November 2000 to September 2001, Mr. Passeri served as Senior Vice President, Corporate Development and Strategic Planning of the Company. From March 1997 to November 2000, Mr. Passeri was employed by GeneLogic Inc., a biotechnology company, most recently as Senior Vice President, Corporate Development and Strategic Planning. From February 1995 to March 1997, Mr. Passeri was employed by Boehringer Mannheim, a pharmaceutical, biotechnology and diagnostic company, as Director of Technology Management. Mr. Passeri is a graduate of the National Law Center at George Washington University, with a J.D., of the Imperial College of Science, Technology and Medicine at the University of London, with a M.Sc. in biotechnology, and of Northeastern University, with a B.S.

   See "Security Ownership of Certain Beneficial Owners and Management" above for a summary of the shares of Common Stock owned by each of the directors and director nominees.

Board and Committee Meetings

   The Board met eight times during 2001. The Board also has three committees which are the Compensation Committee, the Audit Committee and the Executive Committee which each met two, six and four times, respectively, during 2001. Ms. Kunath attended 71%, Dr. Rosenblatt attended 60% of the meetings and Mr. Tobin attended 70% of the meetings of the Board and of the committees on which they served. All of the other directors attended at least 75% of the meetings of the Board and of the committees on which they served.

   The Compensation Committee has the authority and responsibility to establish the compensation of, and compensation policies applicable to, the Company's executive officers and administers the Company's 2000 Employee Stock Purchase Plan (the "ESPP Plan") and 2000 Stock Incentive Plan (the "Incentive Plan"). The current members of the Compensation Committee are Messrs. McNab and Tobin.

   The Audit Committee reviews and evaluates audit procedures and the results and scope of the audit and other services provided by the Company's independent public accountants. The current members of the Audit Committee are Ms. Bayh, Mr. Greenacre and Ms. Kunath.

   The Executive Committee advises the Chief Executive Officer and senior management regarding long term planning and strategic initiatives. The current members of the Executive Committee are Mr. McNab, Dr. Melton and Mr. Tobin.

   The Board has no nominating committee.

Director Compensation

   Under the Company's by-laws, the Board has the authority to fix the compensation of the directors. Non-employee directors receive cash compensation in the following amounts: $10,000 as an annual retainer; $1,000 for each Board meeting attended in person; and $500 for each telephonic Board meeting. Non-employee directors who are members of a committee of the Board receive cash compensation in the amount of $1,000 for each committee meeting attended on a day other than a day on which a Board meeting is held. Directors who are members of the Executive Committee are entitled to receive $3,000 per month beginning October 1, 2001; provided that these $3,000 monthly payments will accrue but will not be paid unless and until the Company executes a successful collaboration agreement involving its cell therapy technology. Employee directors do not receive compensation for attendance at Board or committee meetings. Directors are reimbursed for reasonable out-of-pocket expenses incurred in attending any Board or committee meetings.

   2000 Stock Incentive Plan

   The Incentive Plan was adopted by the Board in March 2000 and approved by the stockholders of the Company in June 2000. Under the Incentive Plan, directors, as well as employees and consultants, of the Company are eligible to receive non-statutory options to purchase shares of Common Stock. As of January 1, 2002, a total of 8,147,399 shares of Common Stock were issuable upon exercise of options granted under the Incentive Plan. Beginning on January 1, 2001, the number shares authorized for issuance under the Incentive Plan is increased annually by the lesser of 1,000,000 shares and four percent of the total number outstanding shares of Common Stock; provided, however, that the number of shares authorized for issuance under the Incentive Plan may not exceed the number of shares subject to outstanding options under the Incentive Plan by more than 6,000,000 shares.

   The Incentive Plan permits the Board to grant options to purchase shares of Common Stock and determine the number of shares of Common Stock to be covered by each option, the exercise price of each option and the conditions and limitations applicable to the exercise of each option, including conditions relating to applicable federal or state securities laws, as it considers necessary or advisable. Generally, option grants under the Incentive Plan will vest ratably over four years.

   The Board will determine the effect on options granted under the Incentive Plan of the disability, death, retirement or other change in the status of a director and the extent to which, and the period during which, the director or the director's legal representative may exercise rights under such options. No option granted under the Incentive Plan may be exercised after the expiration of ten years from the date of grant.

   Options to purchase 25,000 shares of Common Stock at an exercise price of $3.85 per share were granted under the Incentive Plan on December 6, 2001 to each of the members of the Executive Committee, James R. McNab, Jr., Douglas A. Melton and James R. Tobin. On the date of grant, the exercise price of these options was lower than the market price of the Company's Common Stock, which was $5.36 per share.

   2000 Director Stock Option Plan

   The 2000 Director Stock Option Plan (the "Director Plan") was adopted by the Board in March 2000 and approved by the stockholders of the Company in June 2000. Under the terms of the Director Plan, directors of the Company who are not employees of the Company or any subsidiary of the Company are eligible to receive non-statutory options to purchase shares of Common Stock. As of January 1, 2002, a total of 60,000 shares of Common Stock were issuable upon exercise of options granted under the Director Plan.

   Pursuant to the Director Plan, each non-employee director is to be granted options to purchase 25,000 shares of Common Stock on the date of his or her initial election. These option grants will vest ratably over four years on (a) the first anniversary of the date of grant and (b) the day before the annual meeting of stockholders of the applicable anniversary year. In addition, each non-employee director will receive options to purchase 5,000 shares of Common Stock on the date of each annual meeting of stockholders commencing with the Annual Meeting of Stockholders scheduled for June 12, 2002 (other than a director who was initially elected to the Board at any such annual meeting or, if previously, at any time after the prior year's annual meeting). The options granted annually will vest immediately upon the date of grant. The exercise price of options granted under the Director Plan will equal the closing price of the Common Stock on the date of grant on the Nasdaq National Market (or such other nationally recognized exchange or trading system if the Common Stock is no longer traded on the Nasdaq National Market).

   In the event an optionee ceases to serve as a director of the Company each option shall terminate, and may no longer be exercised, on the earlier of (a) the date ten years after the date of grant of such option or (b) the first anniversary of the date on which the optionee ceases to serve as a director of the Company; provided, however, that in the event that a non-employee director has served as a director of the Company for at least five years, each option held by such director shall terminate, and may no longer be exercised, on the date ten years after the date the applicable option was granted.

   Options to purchase 5,000 shares of Common Stock at an exercise price of $4.90 per share were granted under the Director Plan to each of Susan B. Bayh, Martyn D. Greenacre, Ruth B. Kunath, James R. McNab, Jr., Douglas A. Melton, Michael Rosenblatt, M.D. and James R. Tobin on June 14, 2001.

Compensation of Executive Officers

   Summary Compensation

   The following table sets forth certain information with respect to the annual and long-term compensation of each of the Named Executive Officers for the years ended December 31, 1999, 2000 and 2001.

                          SUMMARY COMPENSATION TABLE

                                                                                Long Term
                                                                               Compensation
                                                      Annual Compensation         Awards
                                                 ----------------------------- ------------
                                                                                Securities
                                                                                Underlying     All Other
Name and Principal Position              Year(1) Salary ($) Bonus ($)  Other   Options (#)  Compensation ($)
---------------------------              ------- ---------- --------- -------- ------------ ----------------
Daniel R. Passeri(2)....................  2001    $276,981     --     $  9,562    525,000       $ 21,797
   President & Chief Executive            2000      41,346     --           --    200,000          2,518
   Officer                                1999          --     --           --         --             --

Lee L. Rubin, Ph.D.(3)..................  2001     266,558     --           --    200,000          5,250
   Senior Vice President of               2000     232,096     --           --    300,000             --
   Research and Chief Scientific          1999     210,000     --           --     25,640             --
   Officer

George A. Eldridge(4)...................  2001     206,269     --           --    125,000          5,250
   Chief Financial Officer                2000     166,769     --           --    200,000             --
                                          1999     135,000     --           --      6,410             --

Doros Platika, M.D.(5)..................  2001     364,942     --       38,643    500,000         50,925
   Former President and Chief             2000     335,481     --       60,605  1,000,000         72,774
   Executive Officer                      1999     300,000     --      152,514     25,640        181,413

Andrew C.G. Uprichard, M.D., F.R.C.P.(6)  2001     288,846     --       17,666    200,000         27,191
   Former Chief Operating Officer         2000      32,308     --           --    500,000          8,886
                                          1999          --     --           --         --             --

--------
(1) The Company is the surviving company of a merger among the Company, Creative BioMolecules, Inc., Ontogeny, Inc. and Reprogenesis, Inc. which was completed on July 31, 2000. Accordingly, the summary compensation information provided in this table for 2000 includes compensation paid in part by the Company and in part by the Company's predecessors and for 1999 consists of compensation paid entirely by the Company's predecessors.
(2) Mr. Passeri joined the Company on November 1, 2000. The amount of other annual compensation received by Mr. Passeri for 2001 includes tax reimbursement in the amount of $9,562. All other annual compensation received by Mr. Passeri for 2001 includes a relocation reimbursement in the amount of $16,547 and $5,250 of matching 401(k) contributions made by the Company. All other compensation for Mr. Passeri for 2000 includes a relocation reimbursement in the amount of $2,518.
(3) All other annual compensation received by Mr. Rubin for 2001 includes $5,250 of matching 401(k) contributions made by the Company.

(4) All other annual compensation received by Mr. Eldridge for 2001 includes $5,250 of matching 401(k) contributions made by the Company. Mr. Eldridge expects to depart the Company during 2002 after completion of his transitional responsibilities under the realignment of the Company's programs announced during the first quarter of 2002.
(5) Dr. Platika resigned as President and Chief Executive Officer effective September 20, 2001. In 2001, other annual compensation for Dr. Platika includes tax reimbursement in the amount of $38,643. All other compensation for Dr. Platika for 2001 includes forgiveness of principal and interest in the amount of $45,675 and matching 401(k) contributions by the Company of $5,250. In 2000, other annual compensation for Dr. Platika includes tax reimbursement in the amount of $60,605. All other compensation for Dr. Platika for 2000 includes forgiveness of principal and interest in the amount of $71,634 and insurance premiums of $1,140. In 1999, other annual compensation for Dr. Platika includes tax reimbursement in the amount of $152,514. All other compensation for Dr. Platika for 1999 includes forgiveness of principal and interest in the amount of $180,268 and insurance premiums of $1,145.
(6) Dr. Uprichard joined the Company on November 20, 2000 and departed as Chief Operating Officer effective February 14, 2002. The amount of other annual compensation received by Dr. Uprichard for 2001 includes tax reimbursement in the amount of $17,666. All other compensation for Dr. Uprichard for 2001 includes relocation reimbursement in the amount of $21,941 and matching 401(k) contributions by the company in the amount of $5,250. All other compensation for Dr. Uprichard for 2000 includes relocation reimbursement in the amount of $8,886.

   Option Grants

   The following table sets forth certain information concerning grants of stock options made to each of the Named Executive Officers during 2001. The Company granted no stock appreciation rights during 2001.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                      Potential Realizable Value at
                                                                         Assumed Annual Rates of
                                                                      Stock Price Appreciation for
                                         Individual Grants                   Option Term (3)
                               -------------------------------------- -----------------------------
                               Percent of
                                 Total
                                Options             Market
                    Securities Granted to Exercise  Price
                    Underlying Employees  Price Per  Per   Expiration
Name                Options(1) in 2001(2) Share ($) Share     Date     0%       5%         10%
----                ---------- ---------- --------- ------ ---------- --     --------   ----------
Daniel R. Passeri..  125,000       3.6%     $3.13   $3.13   04/03/11  --    $246,055   $  623,552
                     400,000      11.4%      3.85    3.85   09/19/11  --     968,498    2,454,363
Lee L. Rubin, Ph.D.  150,000       4.3%      3.13    3.13   04/03/11  --     295,266      748,262
                      50,000       1.4%      3.85    3.85   09/19/11  --     121,062      306,795
George A. Eldridge.  125,000       3.6%      3.13    3.13   04/03/11  --     246,055      623,552
Doros Platika, M.D.  500,000      14.2%      3.13    3.13   04/03/11  --     984,220    2,494,207
Andrew C.G.
 Uprichard, M.D.,
 F.R.C.P...........  200,000       5.7%      3.13    3.13   04/03/11  --     393,688      997,683

--------
(1) All options vest over four years with 25% becoming exercisable after one year and 6.25% becoming exercisable quarterly thereafter.
(2) During 2001, the Company granted to its employees options to purchase a total of 3,512,399 shares of Common Stock.
(3) Amounts reported in these columns represent amounts that may be realized upon exercise of the options immediately prior to the expiration of their terms assuming the specified compound rates of appreciation (0%, 5% and 10%) on the market value of the Common Stock on the date of option grant over the term of the options. These numbers are calculated based on rules promulgated by the Securities and Exchange Commission and do not reflect the Company's estimate of future stock price growth. Actual gains, if any, on stock option exercises and Common Stock holdings are dependent on the timing of such exercise and the future performance of the Common Stock. There can be no assurance that the rates of appreciation assumed in this table can be achieved or that the amounts reflected will be received by the option holder.

   Aggregated Option Exercises and Fiscal Year-End Option Value Table

   The following table summarizes certain information regarding stock options exercised during 2001 and the number and value of unexercised stock options held as of December 31, 2001 by each of the Named Executive Officers. No stock appreciation rights were exercised during 2001 by the Named Executive Officers or were outstanding as of December 31, 2001.

         AGGREGATED OPTION EXERCISES AND FISCAL YEAR-END OPTION VALUES

                                                 Number of Securities        Value of Unexercised
                       Shares                   Underlying Unexercised      In-The-Money Options at
                      Acquired              Options at Fiscal Year-End (#)  Fiscal Year-End ($)(1)
                         on       Value     ------------------------------ -------------------------
Name                  Exercise Realized ($) Exercisable      Unexercisable Exercisable Unexercisable
----                  -------- ------------ -----------      ------------- ----------- -------------
Daniel R. Passeri....      --          --      50,000            675,000          --    $1,014,000
Lee L. Rubin, Ph.D...      --          --     183,464            406,250    $223,357       460,000
George A. Eldridge...      --          --      99,998            262,500      70,870       310,000
Doros Platika, M.D...  81,978    $261,397     434,304          1,218,750     586,159     1,240,000
Andrew C.G.
  Uprichard, M.D.,
  F.R.C.P............      --          --     125,000            575,000          --       496,000

--------
(1) The closing price of the Common Stock on December 31, 2001 was $5.61 per share.

   Employee Stock Purchase Plan Participation Table

   The following table provides certain information regarding Common Stock purchased as of December 31, 2001 by the Named Executive Officers under the Company's 2000 Employee Stock Purchase Plan.

                                                                                  Price    Market
                                                                       Shares   Paid Per  Price Per
Name                                                                  Purchased Share ($) Share ($)
----                                                                  --------- --------- ---------
Daniel R. Passeri....................................................      --        --        --
Lee L. Rubin, Ph.D...................................................      --        --        --
George A. Eldridge...................................................      --        --        --
Doros Platika, M.D.(1)...............................................   2,986    $4.165     $4.90
                                                                          612     3.910      5.40
Andrew C.G. Uprichard, M.D., F.R.C.P.................................      --        --        --

--------
(1) Due to participation in the Company's 2000 Employee Stock Purchase Plan, 2,986 shares were purchased on June 14, 2001 at a discount of 15% off of the closing price per share of the Common Stock on that day, which price was the lower of the closing price on the beginning of the purchase period (December 15, 2000) and at the end of the purchase period (June 14, 2001). Due to participation in the Company's 2000 Employee Stock Purchase Plan, 612 shares were purchased on December 14, 2001 at a discount of 15% off of the closing price per share of the Common Stock on that day, which price was the lower of the closing price on the beginning of the purchase period (June 15, 2001) and at the end of the purchase period (December 14, 2001).

   Employment Agreements

   In 1996, Ontogeny loaned an aggregate of $600,000 to Dr. Platika, of which $100,000 was forgiven by Ontogeny in January 1999. Of the remaining $500,000 of the 1996 loans, $300,000 were forgiven over the first five years of Dr. Platika's employment. These loans were secured in 2001. In August 2001, the Company loaned an additional $500,000 to Dr. Platika and Dr. Platika granted a security interest in all of his current and future holdings of Company stock for the benefit of the Company to secure the 2001 loan. As of December 31, 2001, the aggregate outstanding principal balance on the Company's loans to Dr. Platika was $700,000.

   On January 28, 2002 the Company entered into a severance agreement with Dr. Platika. Under the terms of the agreement, Dr. Platika has been retained by the Company as Chairman of the Company until at least April 30, 2002 and Dr. Platika is entitled to receive severance benefits which vary depending upon the circumstances of his termination. In the event that the Company meets a financing milestone prior to April 30, 2002 and Dr. Platika is terminated without cause (as defined), voluntarily terminates his employment for good reason (as defined) or voluntarily terminates his employment for any reason after April 30, 2002, Dr. Platika would be entitled to receive (1) a lump-sum severance payment equal to his annual salary, (2) forgiveness of the aggregate outstanding balance on the Company's loans, (3) accelerated vesting of 500,000 shares subject to an option granted in April 2001 and (4) the extension of the exercise period for his option until twelve months after the date of his termination. In the event that the Company does not meet the financing milestone by April 30, 2002 and Dr. Platika is terminated without cause, voluntarily terminates his employment for good reason or voluntarily terminates his employment for any reason after April 30, 2002, Dr. Platika would be entitled to receive (1) twelve monthly severance payments equal to his monthly salary, (2) forgiveness of the aggregate outstanding balance on the Company's loans, (3) accelerated vesting of 250,000 shares subject to an option granted in April 2001, (4) vesting of an additional 31,250 shares subject to the option granted in April 2001 for each three-month period Dr. Platika remains employed with the Company beyond April 2002 and (5) the extension of the exercise period for his options until twelve months after the date of his termination. If Dr. Platika is terminated by the Company for cause or voluntary terminates his employment without good reason prior to April 30, 2002, Dr. Platika would be entitled to receive his base salary through the date of his termination and bi-weekly severance payments over a two-month period equal to one-sixth of his annual base salary.

   On September 20, 2001 the Company entered into a five-year employment agreement with Mr. Passeri. Under his agreement, Mr. Passeri will serve as President and Chief Executive Officer of the Company. The Company will pay Mr. Passeri a base salary of $325,000 per annum, which salary will be subject to annual review by the Board. In addition, Mr. Passeri will be entitled to participate in the Company's medical and other benefit programs and may be entitled to receive an annual bonus based on the achievement of specific objectives established by the Board. If the Company terminates Mr. Passeri's employment without cause, or Mr. Passeri terminates his employment for good reason, then the Company will pay Mr. Passeri his base salary accrued through the date of termination, and pay Mr. Passeri in equal bi-weekly installments over a twelve-month period following such termination, a severance amount equal to his annual base salary as in effect at the time of termination; provided, however, that such severance payments during the second six months of the severance period will be reduced by compensation, if any, earned by Mr. Passeri as an employee or a consultant of another company. If the Company terminates Mr. Passeri's employment for cause, or Mr. Passeri terminates his employment without good reason or Mr. Passeri's employment is terminated due to his death or disability, the Company will pay Mr. Passeri his base salary accrued through the date of termination.

   In November 2001 the Company entered into a severance agreement with Dr. Uprichard. Under the terms of his severance agreement, Dr. Uprichard will receive six months of severance and other employee benefits and options to purchase 25,000 shares of the Company's Common Stock will be vested.

   In March 2002 the Company entered into a severance agreement with Mr. Eldridge. Under the terms of his severance agreement, Mr. Eldridge will receive six months severance and other employee benefits beginning on the date of his termination. In addition, Mr. Eldridge's options will continue to vest as if he had remained an employee of the Company through July 31, 2002.

Report of the Compensation Committee on Executive Compensation

   Overview and Philosophy

   The Compensation Committee is responsible for establishing the compensation of, and the compensation policies with respect to, the Company's executive officers, including the Company's Chief Executive Officer, and administering the Company's 2000 Employee Stock Purchase Plan (the "ESP Plan") and Stock Incentive Plan. The Compensation Committee is currently composed of two non-employee directors, Messrs. McNab and Tobin.

   The objectives of the Company's executive compensation program are to:

    . Attract and retain key executives critical to the long-term success of the Company;

    . Align the interests of executive officers with the interests of stockholders and the success of the Company; and

    .  Recognize and reward individual performance and responsibility.

   Executive Compensation Program

   General. The Company's executive compensation program consists of base salary, short-term incentive compensation in the form of cash bonuses and long-term incentive compensation in the form of stock options. In addition, executive officers are entitled to participate in benefit programs that are available to the Company's employees, generally. These benefit programs include medical benefits, the ESP Plan and the 401(k) Profit Sharing Plan and Trust.

   Base Compensation. Mr. Passeri, the Company's Chief Executive Officer, is a party to a multi-year employment agreement with the Company. In September 2001, base compensation for Mr. Passeri was set at $325,000, within the range of compensation for chief executives with comparable qualifications, experience and responsibilities at other companies in the same or similar businesses, based on the determination of and approved by the Compensation Committee.

   For 2001, compensation for other executive officers was set within the range of compensation for executives with comparable qualifications, experience and responsibilities at other companies in the same or similar businesses, based on the determination of management and approved by the Compensation Committee. In addition, base compensation for each executive officer was determined on a case-by-case basis in light of each individual's contribution to the Company as a whole, including the ability to motivate others, develop the necessary skills to grow as the Company matures, recognize and pursue new business opportunities and initiate programs to enhance the Company's growth and success.

   Short-Term Incentive Compensation. Under the Company's Senior Officer Short-Term Incentive Plan (the "Short-Term Plan"), the Compensation Committee has discretionary authority to award bonuses to individual executive officers. The Compensation Committee believes the Short-Term Plan provides significant incentive to the Company's executive officers because it enables the Compensation Committee to reward outstanding individual achievement. During 2001, the Compensation Committee did not award any bonuses under the Short-Term Plan.

   Long-Term Incentive Compensation. The Company provides long-term incentives to its executive officers and key employees in the form of stock options. The objectives of this program are to align executive and stockholder long-term interests by creating a strong and direct link between executive compensation and stockholder return, and to enable executives to develop and maintain a significant, long-term stock ownership position in the Common Stock. Stock options are granted at an option exercise price that is determined by the Board as of the date of grant. However, the option exercise price may not be less than the fair market value of the Common Stock at the time the option is granted (or, in the case of incentive stock options granted to optionees holding more than 10% of the total combined voting power of all classes of stock of the Company or any parent or subsidiary corporation, no less than 110% of the fair market value of the Common Stock at the time the option is granted). Accordingly, these stock options will only have value if the Company's stock price increases above the fair market value of the Common Stock at the time the options were granted. In selecting executives eligible to receive option grants and determining the amount and frequency of such grants, the Compensation Committee evaluates a variety of factors, including (i) the job level of the executive, (ii) option grants awarded by competitors to executives at comparable job levels and (iii) past, current and prospective service to the Company rendered, or to be rendered, by the executive. During 2001, the Company granted options to purchase an aggregate of 1,765,000 shares of Common Stock to its executive officers. Of this amount, options to purchase 525,000 shares were granted to Mr. Passeri, who was elected President and Chief Executive Officer of the Company in September 2001, and options to purchase 500,000 shares were granted in April 2001 to Dr. Platika, the Company's former President and Chief Executive Officer.

   Section 162(m). Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), generally disallows a tax deduction to public companies for compensation over $1 million paid to its Chief Executive Officer and its four other most highly compensated executive officers. Certain compensation, including qualified performance-based compensation will not be subject to the deduction limit if certain requirements are met. The Company generally intends to structure the long-term incentive compensation granted to its executive officers under the Incentive Plan to comply with the statute and thereby to mitigate any disallowance of deductions under Section 162(m) of the Code. However, the Compensation Committee reserves the right to use its judgment to authorize compensation payments that do not comply with the exemptions in
Section 162(m) of the Code when the Compensation Committee believes that such payments are appropriate, after taking into consideration circumstances such as changing business conditions or the officer's performance, and are in the best interest of the stockholders. In any event, there can be no assurance that compensation attributable to stock options will be exempted from Section 162(m).

Submitted by the Compensation Committee of the Board of Directors of Curis, Inc.

                                          James R. McNab, Jr.
                                          James R. Tobin

Report of the Audit Committee of the Board of Directors

   The Audit Committee is composed of three independent directors as defined by its charter and the rules of The Nasdaq Stock Market. The Audit Committee operates under a written charter first adopted by the Board of Directors in June 2000 and later amended in September 2000.

   Management is responsible for the Company's internal controls and the financial reporting process. The independent auditors are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with generally accepted auditing standards and for issuing a report thereon. As appropriate, the Audit Committee reviews and evaluates, and discusses with the Company's management, internal accounting, financial and auditing personnel and the independent auditors, the following:

    . the plan for, and the independent auditors' report on, each audit of the Company's financial statements;

    . the Company's financial disclosure documents, including all financial statements and reports filed with the Securities and Exchange Commission or sent to shareholders;

    . management's selection, application and disclosure of critical accounting policies;

    . changes in the Company's accounting practices, principles, controls or methodologies;

    . significant developments or changes in accounting rules applicable to the Company; and

    . the adequacy of the Company's internal controls and accounting, financial and auditing personnel.

   The Audit Committee reviewed the Company's audited financial statements for the fiscal year ended December 31, 2001 and discussed these financial statements with the Company's management and its independent auditors. Management represented to the Audit Committee that the Company's consolidated financial statements were prepared in accordance with generally accepted accounting principles.

   The Audit Committee has reviewed and discussed with the Company's independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as amended by the Auditing Standards Board of the American Institute of Accountants ("SAS 61"). SAS 61 requires the Company's independent auditors to discuss with the Company's Audit Committee, among other things, the following:

    .  methods to account for significant unusual transactions;

    . the effect of significant accounting policies in controversial or emerging areas for which there is a lack of authoritative guidance or consensus;

    . the process used by management in formulating particularly sensitive accounting estimates and the basis for the auditors' conclusions regarding the reasonableness of those estimates; and

    . disagreements with management over the application of accounting principles, the basis for management's accounting estimates and the disclosures in the financial statements.

   The Company's independent auditors also provided the Audit Committee with the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) ("ISBS 1"). ISBS 1 requires auditors annually to disclose in writing all relationships that in the auditors' professional opinion may reasonably be thought to bear on independence, confirm their independence and engage in discussion of independence. In addition, the Audit Committee discussed with the independent auditors their independence from the Company. The Audit Committee also considered whether the independent auditors' independence.

   Based on its discussions with management and the independent auditors, and its review of the representations and information provided by management and the independent auditors, the Audit Committee recommended to the Company's Board of Directors that the audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2001.

   The Audit Committee and the Board of Directors have also recommended the selection of the Company's independent public accountants, subject to stockholder ratification.

   Submitted by the Audit Committee of the Board of Directors of Curis, Inc.

                                          Susan B. Bayh
                                          Martyn D. Greenacre
                                          Ruth B. Kunath

Independent Auditors Fees and Other Matters

   Audit Fees

   Arthur Andersen LLP billed the Company an aggregate of $103,000 in fees for professional services rendered in connection with the audit of the Company's financial statements for the most recent fiscal year, the audit of financial statements of the Company's joint venture with Elan Corporation, Plc and the reviews of the financial statements included in each of the Company's Quarterly Reports on Form 10-Q during the fiscal year ended December 31, 2001.

   Financial Information Systems Design and Implementation Fees

   Arthur Andersen LLP did not render any professional services to the Company and its affiliates in connection with the design or implementation of financial information systems, the operation of the Company's information system or the management of its local area network during the fiscal year ended December 31, 2001.

   All Other Fees

   Arthur Andersen LLP billed the Company and its affiliates an aggregate of $36,000 in fees for other services rendered to the Company and its affiliates for the fiscal year ended December 31, 2001. Other services include audit related fees of $19,000 for accounting consultation and other audit services. The remainder of other fees was primarily attributable to the provision of tax services.

Comparative Stock Performance

   The graph below compares the cumulative total stockholder return on the Common Stock for the period from August 1, 2000 through December 31, 2001 with the cumulative total return on (i) Nasdaq Market Index-- U.S. Companies and
(ii) Nasdaq Pharmaceutical Index. The comparison assumes investment of $100 on August 1, 2000 in the Common Stock and in each of the indices and, in each case, assumes reinvestment of all dividends. Prior to July 31, 2000, the Common Stock was not registered under the Securities Exchange Act of 1934, as amended.

                                          [CHART]


        COMPARISON OF CUMULATIVE TOTAL RETURNS AMONG CURIS, INC., NASDAQ
          MARKET INDEX-U.S. COMPANIES AND NASDAQ PHARMACEUTICAL INDEX

                         NASDAQ PHARMACEUTICAL   NASDAQ MARKET
            CURIS, INC.           INDEX         INDEX-U.S. COS.
            -----------  ---------------------  ---------------
8/1/2000     $100.00            $100.00             $100.00
9/29/2000      81.80             113.48               99.51
12/31/2000     36.41              94.57               66.63
3/31/2001      15.19              69.58               49.56
6/30/2001      19.82              87.65               58.49
9/30/2001      14.36              69.85               40.42
12/31/2001     23.02              80.32               52.43

                     ASSUMES $100 INVESTED ON AUG. 01, 2000
                          ASSUMES DIVIDEND REINVESTED
                        FISCAL YEAR ENDED DEC. 31, 2001

 PROPOSAL 2--RATIFICATION OF THE APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

   The Board has selected PricewaterhouseCoopers LLP as independent public accountants of the Company for the year ending December 31, 2002. Although stockholder approval of the Board's selection of PricewaterhouseCoopers LLP is not required by law, the Board believes that it is advisable to give stockholders an opportunity to ratify this selection. If the stockholders do not ratify the selection of PricewaterhouseCoopers LLP, the Board will reconsider the matter. A representative of PricewaterhouseCoopers LLP is expected to be present at the Meeting to respond to appropriate questions and to make a statement if he or she so desires.

                 STOCKHOLDER PROPOSALS FOR 2003 ANNUAL MEETING

   Any proposal that a stockholder of the Company wishes to be considered for inclusion in the Company's proxy statement and proxy for the 2003 Annual Meeting of Stockholders (the "2003 Annual Meeting") must be submitted to the Secretary of the Company at its offices, 61 Moulton Street, Cambridge, Massachusetts 02138, no later than December 20, 2002.

   If a stockholder of the Company wishes to present a proposal before the 2003 Annual Meeting, but does not wish to have the proposal considered for inclusion in the Company's proxy statement and proxy, such stockholder must also give written notice to the Secretary of the Company at the address noted above. The Secretary must receive such notice not less than 60 days nor more than 90 days prior to the 2003 Annual Meeting; provided that, in the event that less than 70 days' notice or prior public disclosure of the date of the 2003 Annual Meeting is given or made, notice by the stockholder must be received not later than the close of business on the 10th day following the date on which such notice of the date of the meeting was mailed or such public disclosure was made, whichever occurs first. If a stockholder fails to provide timely notice of a proposal to be presented at the 2003 Annual Meeting, the proxies designated by the Board will have discretionary authority to vote on any such proposal.

                                 OTHER MATTERS

   The Board knows of no other business which will be presented for consideration at the Meeting other than that described above. However, if any other business should come before the Meeting, it is the intention of the persons named in the enclosed proxy card to vote, or otherwise act, in accordance with their best judgment on such matters.

   The Company will bear the costs of soliciting proxies. In addition to solicitations by mail, the Company's directors, officers and regular employees may, without additional remuneration, solicit proxies by telephone, facsimile and personal interviews. The Company will also request brokerage houses, custodians, nominees and fiduciaries to forward copies of the proxy material to those persons for whom they hold shares and request instructions for voting the proxies. The Company will reimburse such brokerage houses and other persons for their reasonable expenses in connection with this distribution.

   THE BOARD HOPES THAT STOCKHOLDERS WILL ATTEND THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT IN THE ACCOMPANYING ENVELOPE. PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE MEETING AND YOUR COOPERATION IS APPRECIATED. STOCKHOLDERS WHO ATTEND THE MEETING MAY VOTE THEIR STOCK PERSONALLY EVEN THOUGH THEY HAVE SENT IN THEIR PROXY CARDS.

                                          By Order of the Board of Directors,

                                          George A. Eldridge, Secretary

May 10, 2002

                                   CURIS, INC.

                  PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS
                            To be held June 12, 2002

                THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF
               DIRECTORS OF THE COMPANY AND SHOULD BE RETURNED AS
                                SOON AS POSSIBLE

     The undersigned, having received notice of the Annual Meeting of Stockholders and the Board of Directors' proxy statement therefor, and revoking all prior proxies, hereby appoint(s) Daniel R. Passeri and Steven D. Singer, and each of them, attorneys or attorney of the undersigned (with full power of substitution in them and each of them) for and in the name(s) of the undersigned to attend the Annual Meeting of Stockholders of Curis, Inc. (the "Company") to be held on Wednesday, June 12, 2002, at 10:00 a.m., at the offices of Hale and Dorr LLP, 60 State Street, Boston, Massachusetts 02109, and any adjournments thereof, and there to vote and act upon the following matters proposed by the Company in respect of all shares of stock of the Company which the undersigned may be entitled to vote or act upon, with all the powers the undersigned would possess if personally present. None of the following proposals is conditioned upon the approval of any other proposal.

     In their discretion, the proxy holders are authorized to vote upon such other matters as may properly come before the meeting or any adjournments thereof. The shares represented by this proxy will be voted as directed by the undersigned. If no direction is given with respect to any election to office or proposal, this proxy will be voted as recommended by the Board of Directors. Attendance of the undersigned at the meeting or at any adjournment thereof will not be deemed to revoke this proxy unless the undersigned shall revoke this proxy in writing.

     WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, YOU ARE URGED TO COMPLETE, DATE AND SIGN THIS PROXY AND RETURN IT IN THE ACCOMPANYING ENVELOPE.

     A VOTE "FOR" EACH OF THE DIRECTOR NOMINEES AND A VOTE "FOR" PROPOSAL 2 ARE RECOMMENDED BY THE BOARD OF DIRECTORS.

     IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING AND ANY ADJOURNMENT THEREOF.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). IF NO OTHER INDICATION IS MADE, THE PROXIES SHALL VOTE "FOR" EACH OF THE DIRECTOR NOMINEES AND "FOR" PROPOSAL 2.


Please mark your votes as in this example using dark ink only. [X]

1. To elect the following nominees for Class III Director to serve for the ensuing three years.

    FOR all          WITHHOLD        Nominees: Susan B. Bayh, Martyn D.
   nominees         AUTHORITY        --------
   listed at     to vote for all     Greenacre, Ruth B. Kunath
 right (except   nominees listed
 as marked to       at right         (Instruction: To withhold a vote for an
 the contrary)                       individual nominee or nominees, write the
                                     name(s) of the nominee(s) in the space
    [_]               [_]            provided below. Your shares will be voted
                                     for the remaining nominee(s).)

                                     -------------------------------------------

2. To ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent public accountants for the current fiscal year.

                  FOR            AGAINST            ABSTAIN

                  [_]              [_]                [_]



MARK HERE FOR
ADDRESS                [_]
CHANGE AND
NOTE AT RIGHT

MARK HERE IF YOU
PLAN TO ATTEND         [_]
THE MEETING

                                       Dated:                             , 2002
                                             -----------------------------


                                       -----------------------------------------
                                                     Signature

                                       -----------------------------------------
                                           Signature if held jointly


NOTE: PLEASE SIGN EXACTLY AS NAME APPEARS HEREON. WHEN SHARES ARE HELD BY JOINT OWNERS, BOTH SHOULD SIGN. WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH. IF A CORPORATION, PLEASE SIGN IN FULL CORPORATE NAME BY AUTHORIZED OFFICER, GIVING FULL TITLE. IF A PARTNERSHIP, PLEASE SIGN IN PARTNERSHIP NAME BY AUTHORIZED PERSON, GIVING FULL TITLE.




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